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                                                                  Exhibit 10.95

$188,491,750                                                    Washington, D.C.

                                 PROMISSORY NOTE

            FOR VALUE RECEIVED, AVENUE ASSOCIATES LIMITED PARTNERSHIP, a limited partnership formed pursuant to the laws of the District of Columbia ("Maker"), having an office at Suite 500, 1001 30th Street, N.W., Washington, D.C. 20007, promises to pay to DIHC FINANCE CORPORATION, a Georgia corporation ("Payee"), at its office at 200 Galleria Parkway, N.W., Suite 2000, Atlanta, Georgia 30339 or order, or at such other place as may be designated in writing by the holder hereof, the principal sum of ONE HUNDRED EIGHTY-EIGHT MILLION FOUR HUNDRED NINETY-ONE THOUSAND SEVEN HUNDRED FIFTY AND NO/100 DOLLARS ($188,491,750), or so much thereof as shall have been advanced, in lawful money of the United States of America, with interest thereon from the date hereof, at the rate of eight and three-fourths percent (8.75%) per annum to the "Conversion Date", as hereinafter defined, and at the rate of nine and three-fourths percent (9.75%) per annum from and after the Conversion Date. All computations of interest shall be made on the basis of a year consisting of twelve (12) months of thirty (30) days each and interest for any partial month shall be calculated based on the actual number of days elapsed in the period for which such interest accrues. As used in this Note, the "Conversion Date" shall mean the date which is fifty-two (52) months after the date of this Note; provided that if Maker shall have exercised its right to extend the Conversion Date as provided in paragraph 1 of Exhibit "C" to the Building Loan Agreement of even date herewith between Maker and Payee (the "Building Loan Agreement"), and shall have paid the extension fee described in the Building Loan

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Agreement, and all other conditions and requirements set forth in the Building
Loan Agreement for exercise of such extension right shall have been satisfied, then the Conversion Date shall be the date sixty-four (64) months after the date of this Note.

            Principal and interest hereunder shall be payable as follows:
Interest only on the outstanding principal sum shall be due and payable monthly in arrears on the first day of each month during the term of this Note through and including the Conversion Date, beginning with the first day of the first month next following the first advance hereunder made in accordance with the terms and conditions of the Building Loan Agreement.

            Commencing on the first day of the first month following the Conversion Date and continuing on the first day of each month thereafter through and including the "Maturity Date", as hereinafter defined, installments of principal and accrued interest shall be due and payable in equal monthly installments in an amount sufficient to amortize the entire indebtedness outstanding hereunder as of the Conversion Date, at an interest rate of nine and three fourths percent (9.75%) per annum, over a period of three hundred sixty
(360) months.

            The entire unpaid principal balance, together with any accrued but unpaid interest thereon, shall be due and payable on the date one hundred eighty
(180) months after the Conversion Date (the "Maturity Date").

            Maker shall make all payments required under this Note to the registered holder of this Note as reflected on the books and records of Maker. Maker shall be required to recognize a new owner of this Note as the new registered holder of this Note only if the transfer of the ownership interest in the Note has been disclosed to Maker. In such case, Maker shall either

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make an entry on its books and records identifying the new owner of such interest or, if a new holder surrenders this Note to Maker, Maker shall either reissue this Note to the new holder or issue a new instrument to the new holder containing terms and conditions identical to this Note.

            If Maker fails to make any payment when due hereunder and such failure continues for a period of seven (7) days after delivery by Payee of written notice of default (provided, that in the event that during any twelve month period commencing on the date hereof or on any anniversary date hereof, two or more payments are not received by Payee on or before the date the same become due and payable hereunder, then commencing on the third such late payment, and thereafter throughout the succeeding twelve (12) month period, no such notice shall be required and any subsequent late payment during such twelve
(12) month period shall immediately entitle Lender to exercise any and all of its remedies hereunder including acceleration of the indebtedness evidenced hereby), or upon the occurrence of an Event of Default under the Building Loan Agreement of even date herewith between Maker and Payee (the "Building Loan Agreement") or the Deed of Trust and Security Agreement made by Maker to Michael
J. Shea, as trustee(s) for Payee of even date herewith (the "Deed of Trust") then, at Payee's option, the entire outstanding principal balance hereof, together with accrued but unpaid interest thereon, all costs and expenses incurred in connection with the collection or attempted collection hereof and the protection of the security hereof or thereof, including reasonable attorney's fees, whether or not suit is instituted, shall immediately become due and payable in full. Interest shall accrue on any amounts not paid when due from the date of such default at the "Involuntary Rate" (as hereinafter defined) compounded quarterly until the date such amounts are paid. The "Involuntary Rate"

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shall be an annual rate equal to the greater of (i) 12% or (ii) four and one-fourth (4.25) percentage points in excess of the rate announced and published from time to time by The Chase Manhattan Bank, N.A., New York, New York, as its "prime interest rate" or "base lending rate" but in no event in excess of the then maximum legal rate.

            Maker agrees to be bound to the extent provided in the Deed of Trust and waives and renounces any and all exemption rights and the benefit of all valuation and appraisal privileges as against the indebtedness evidenced hereby or any renewal or extension thereof except as set forth in the Deed of Trust, waives presentment, demand, protest, notice of nonpayment, and any and all lack of diligence or delays in the collection or enforcement hereof, and expressly consents to any extension of time, release of any party liable for the indebtedness evidenced hereby, release of any of the security for this Note, acceptance of other security therefor, or any other indulgence or forbearance whatsoever by Payee, any one or all of which may be made without notice to Maker or such released party or any other party.

            Except as provided upon the application by Payee of insurance or condemnation proceeds as required by the Deed of Trust or as otherwise provided in the Deed of Trust, this Note may not be prepaid.

            The parties hereto have intended in good faith to comply with all applicable usury laws. Notwithstanding anything to the contrary contained in this Note or any other instrument evidencing, securing, or relating to this Note, Maker shall not be obligated or required to pay interest at a rate which would subject Payee to either criminal or civil liability or a forfeiture of interest or principal hereunder. If, by the terms of this Note or any other instrument evidencing,

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securing or relating to this Note, Maker at any time is required or obligated to pay interest on the principal made available to Maker in an amount or at a rate in excess of the applicable legal maximum, the interest due to Payee shall be immediately and automatically reduced to such maximum, the interest payable shall be computed at such maximum rate, and all prior interest payments in excess of such lawful maximum shall be immediately and automatically applied, and shall be deemed to have been treated as having been applied at the time of receipt, in reduction of the principal balance due under this Note with no prepayment premium.

            No delays on the part of Payee in exercising any right hereunder or under the Building Loan Agreement, the Deed of Trust or any other agreement further evidencing or securing this Note shall operate as a waiver thereof or preclude the exercise thereof at any time during the continuance of any default or during the continuance of a subsequent default.

            Notwithstanding any other provisions of this Note to the contrary, neither the obligation of Maker to pay the debt evidenced by this Note and the Deed of Trust nor the obligation of Maker to perform any covenant or agreement contained in this Note, the Deed of Trust, the Building Loan Agreement or any other instrument evidencing or securing the payment of this Note shall be enforced by any action or proceeding wherein or whereby damages or any money judgment shall be sought against Maker or its partners (or their partners) except a foreclosure or other action against or involving the property encumbered by the Deed of Trust; any judgment in any such foreclosure or other action shall be enforceable against Maker only to the extent of its interest in such property and the income therefrom and no deficiency or other personal judgment shall be rendered or entered against Maker or its partners (or their partners) in

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such foreclosure or other action. Notwithstanding the foregoing, nothing contained herein shall be deemed to reduce, impair or release any obligations of the "Guarantor" under that certain Guaranty (the "Guaranty"), of even date herewith from Crow-Pennsylvania Avenue Limited Partnership, Harlan R. Crow, Wolfram Vedder, T. Christopher Roth, Thomas D. Simmons, Jr., J. McDonald Williams, Joel C. Peterson, Robert E. Kresko, Gary D. Shafer, and The Crow Foundation, a Texas general partnership, in favor of Payee guaranteeing certain obligations contained in the Building Loan Agreement, it being acknowledged that such Guaranty shall remain in effect as provided therein and the liability of Guarantor shall not be limited except as expressly set forth therein.

            This Note may not be modified, extended or terminated orally. Any modifications, extensions or prepayments (except prepayments specifically permitted or required hereinabove) shall require the prior written consent of Payee, which consent may be arbitrarily withheld. Maker acknowledges that DIHC Market Square, Inc., a partner in the general partner of Maker is an affiliate of Payee, but acknowledges and agrees that decisions with respect to the loan evidenced hereby may be made by Payee acting in its own interest and without regard to the interests of Maker or the partners of Maker (or their partners).

            This Note shall be construed and enforced in accordance with the law of the District of Columbia. The property encumbered by the Deed of Trust is located in the District of Columbia.

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                  IN WITNESS WHEREOF, Maker has executed this Note as of the
15th day of July, 1987.

                            AVENUE ASSOCIATES LIMITED PARTNERSHIP, a
                            District of Columbia limited
                            partnership, by its sole general partner

                            By:    MARKET SQUARE ASSOCIATES, a
                                   District of Columbia joint venture,
                                   by all of its joint venturers

                                   By:  DIHC Market Square, Inc., a
                                        Georgia corporation, a
                                        joint venturer

                                        By:  /s/ Herman A. Vonhof
                                             --------------------
------------------                           Herman A. Vonhof
Witness                                      President


                                        Attest:  /s/ Charles W. Stawser, Jr.
                                                 ---------------------------
                                                 Asst. Secretary

                                                          [CORPORATE SEAL]

                                        By:  Crow-Pennsylvania Avenue
                                             Limited Partnership, by its
                                             duly authorized general partner

                                             By:  Crow-Washington CBD
                                                  Development Corporation, a
                                                  Texas corporation

                                                  By: /s/ T. Christopher Roth
                                                      -----------------------
                                                      Christopher Roth
                                                      Vice President

                                                  Attest:  /s/ Robert Chogres
                                                           ------------------
                                                           Asst. Secretary

                                                          [CORPORATE SEAL]

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                            ASSIGNMENT OF-COLLATERAL
                         ASSIGNMENT OF LEASES AND RENTS

            FOR VALUE RECEIVED,/DIHC FINANCE CORPORATION (formerly known as Dutch Institutional Finance Corporation, Inc.), a Georgia corporation having an office at Suite 2000, 200 Galleria Parkway, Atlanta, Georgia ("Assignor"), has this day granted, bargained, sold, assigned, transferred and set over unto/STICHTING PENSIOENFONDS VOOR DE GEZONDHEID, GEESTELIJKE EN MAATSCHAPPELIJKE BELANGEN, a foundation formed according to the laws of The Netherlands, having an office at Kroostweg Number 149, Zeist, The Netherlands ("Assignee"), all of Assignor's right, title and interest in and to that certain Collateral Assignment of Leases and Rents made by Bryce Mountain, Inc. to Assignor, dated as of May 1, 1981 and recorded on July 10, 1981 in Book 1026 at page 551 of the Alexandria, Virginia public records.

            TO HAVE AND TO HOLD the same unto Assignee, its successors and assigns from and after the date hereof.

            IN WITNESS WHEREOF, Assignor has duly executed this Assignment as of December 1, 1987.

WITNESS:                                           DIHC FINANCE CORPORATION

---------------------                              --------------------

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[signature illegible]                               /s/ Herman A. Vonhof
---------------------                              --------------------
---------------------                              Name:  Herman A. Vonhof
                                                   Title: President